SHIMONY

FINANCIAL SERVICES

June 15, 2026

Fees:

Services	Description	Core AI Holdings Inc. - Fee
CFO services	• Acting as Company's CFO; • Participate in executive management meetings and strategic planning discussions; • Provide financial leadership and guidance regarding corporate initiatives, business development opportunities, and operational performance; • Assisting in M&A due diligence, deal structuring and negotiations; • Leading relationship with external auditors, legal advisors and any professional services provider as necessary; • Prepare and Present Company's annual and quarterly financial statements ("the financial statements") according to US GAAP to the Board of Directors; • Review and sign off on financial statements; • Oversee the preparation and review of Forms 10-K, 10-Q, 8-K (or foreign filer local jurisdiction equivalents), Proxy Statements, and other SEC filings; • Support compliance with Nasdaq listing requirements, corporate governance obligations and managing SOX requirements;	• **USD 9,000 on a monthly basis** **Starting June 2026**

office@shimony.com | Ben Gurion 26, Ramat Gan | LinkedIn | 03-6116666

	• Assist with equity offerings, PIPE transactions, registered offerings, and other financing initiatives; • Manage virtual data room • Develop annual budgets and proformas, financial models as needed;	
BOOKKEEPING	• Customized financial transaction recording (multi-currency, tailored to your business) • Depreciation report management • Streamlined bank payment setups and reconciliations • Periodic financial closing (monthly, quarterly, yearly). • Issuing client invoices and tracking payments	• **For June 2026 - December 2026 included in monthly CFO fees with the assumption of up to 10 monthly transactions. From January 2027, the service scope and fees will be reassessed based on the company's operational needs.** **(*) Tax reporting and tax compliance for non Israeli entities will be done by local third party specialist and under his responsibility.**

Terms –

- All prices are subject to VAT as required by law.
- After six months, the service scope and fees will be reassessed based on the company's operational needs.
- Payments will be made within 14 days of the invoice date.
- This Agreement shall terminate after either Party has given thirty (30) days' written notice of such termination to the other Party. In the event of termination, fees and expenses incurred to the date of termination are payable by customer.

Company:	**SHIMONY Financial Services**	Customer:	**Core AI Holdings Inc.**
By:		By:	**Aitan Zacharin, Chief Executive Officer**

SHIMONY
FINANCIAL SERVICES

Signature:	/s/ Arie Goor	Signature:	/s/ Aitan Zacharin
Date:	June 19, 2026	Date:	6/19/2026

office@shimony.com | Ben Gurion 26, Ramat Gan | LinkedIn | 03-6116666